Exhibit 10.3

TENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This TENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of the 11th day of March, 2025 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [●] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), September 23, 2018 (the “Third Amendment”), January 29, 2019 (the “Fourth Amendment), September 3, 2019 (the “Fifth Amendment”), August 1, 2022 (the “Sixth Amendment”), January 27, 2023 (the “Seventh Amendment”), December 23, 2023 (the “Eighth Amendment”), and May 9, 2024 (the “Ninth Amendment,” together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, and the Ninth Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.  Each of Section 3(a) and (e) of the Employment Agreement shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(a)       Base Salary. The Company shall pay to the Executive a salary at the annual rate of $400,000 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time. If the Company closes one or more financing transactions providing aggregate gross proceeds to the Company of at least $25 million on or before December 31, 2025 (a “2025 Qualified Financing”), the Executive’s salary shall be increased to $570,000, which increase shall take effect as of January 1, 2025 and will only be payable, including a catch-up payment from the effective date to the payment date, after the last closing of the 2025 Qualified Financing.”

“(e)        Annual Bonus. In addition to the compensation set forth in Sections 3(a) through (d), the Executive shall be eligible to receive a bonus equal to up to 50% of the Executive’s Base Salary (the “Annual Bonus”), seventy percent (70%) of which shall be payable upon the achievement of milestones that shall be mutually agreed upon between the Company and the Executive on an annual basis and thirty percent (30%) of which shall be payable at the discretion of the Company’s Board of Directors. If the Company closes a 2025 Qualified Financing, the Executive’s Annual Bonus shall be increased to 55% of the Executive’s Base Salary and such percentage will apply for the full fiscal year ending December 31, 2025 (i.e., without any proration to take into account the closing date of the 2025 Qualified Financing).”

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2. Pro-Rata Reduction. Any equity awards issuable to the Executive under this Employment Agreement are subject to a pro-rata reduction, taking into account other awards to be issued by the Company upon such triggering event, to comply with any limitations on shares available under the Company’s stock plan that is then effect.

3. No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

4. General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[signatures on next page]

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[Signature Page to Tenth Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel M. Schmitt	By:	/s/ Paul Lytle
Daniel Schmitt	Name:	Paul Lytle
	Title:	Chief Financial Officer

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